UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 8, 2018
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01  REGULATION FD DISCLOSURE

On November 12, 2018, we issued a press release announcing that on November 8, 2018, the U.S. Food and Drug Administration (FDA) has completed its initial review concerning an exemption for CLR 131 from the Import Alert placed on the Centre for Probe Development and Commercialization (CPDC), the sole supplier of our drug CLR 131. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01  OTHER EVENTS

As described above, on November 8, 2018, the FDA notified us that it has completed its initial review concerning a possible exemption for CLR 131 from the Import Alert placed on CPDC. The FDA authorized CPDC to send shipments to the investigator sites participating in our ongoing hematology focused clinical trials, including our Phase 2 clinical study for relapsed or refractory multiple myeloma and a range of other B-cell malignancies, and our Phase 1 clinical study for relapsed or refractory multiple myeloma. As a result, the company plans to resume patient enrollment in those clinical studies.

We await authorization from the FDA for any future shipments in connection with our Phase 1 study of pediatric patients with neuroblastoma, sarcomas, lymphomas (including Hodgkin’s lymphoma) and malignant brain tumors. As a result of the supply disruption, we are experiencing delays in patient enrollment for this clinical trial.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
99.1	Press release dated November 12, 2018, titled “Cellectar Announces FDA Grants Exemption to Import Alert for CLR 131 Hematology Studies”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2018	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Brian M. Posner
Name: Brian M. Posner
Title: Chief Financial Officer

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